Ex. 99.1

For Immediate Release

News Release

Republic Companies Group, Inc. Announces an Increase in Net Income for the Second Quarter and Year-To-Date 2005

Dallas, Texas -- August 23, 2005 -- (NASDAQ:RUTX) Republic Companies Group, Inc. ("Republic") today reported revenues of $66.2 million and net income of $2.9 million for the quarter ended June 30, 2005. Shareholders' equity increased to $159.7 million, and the statutory surplus of our principal insurance subsidiary increased to $164.2 million as of June 30, 2005.

Republic's 2005 second quarter revenues were $66.2 million and, compared to the second quarter of 2004, represent an increase of 11.9%. On a year-to-date basis, revenues through June 30, 2005 were $129.7 million and, compared to $120.3 million for the comparable period in 2004, represent an increase of 7.8%. Net written premiums of $68.5 million for the second quarter of 2005 were 9.5% higher than for the comparable period in 2004. Net insurance premiums earned of $62.2 million for the second quarter of 2005 were 11.2% higher than for the comparable period in 2004. Net insurance premiums earned in 2004 were negatively impacted by amortization of the purchase accounting fair value adjustment of unearned premium reserves related to the Company's 2003 acquisition.

Republic's 2005 second quarter net income was $2.9 million and, compared to the second quarter of 2004, represents an increase of 2.0%. On a year-to-date basis, net income was $10.3 million through June 30, 2005 and, compared to net income of $9.5 million for the comparable period in 2004, represents an increase of 8.4%. The net combined ratio for the quarter was 100.1%, slightly higher than the net combined ratio of 98.6% in the comparable period in 2004. Excluding catastrophe losses, the net loss ratio for the quarter was 49.7%, down from 60.2% in the comparable period in 2004. On a year-to-date basis, the net combined ratio was 93.7%, an improvement from 94.6% in the comparable period in 2004. Excluding catastrophe losses, the net loss ratio for the year-to-date was 48.8%, down from 59.1% in the comparable period in 2004.

Republic's expense ratio for the second quarter 2005 was 40.1% compared to 31.0% for the comparable period in 2004. The expense ratio in 2004 was favorably impacted by the amortization of the purchase accounting fair value adjustment of unearned premium reserves related to the Company's 2003 acquisition.

Parker Rush, President and Chief Executive Officer, commented, "We are pleased to report improved underwriting results for the second quarter, which is typically our most challenging period due to seasonal weather patterns. Our catastrophe weather related losses, which are generally greatest in the second quarter due to hail season, were favorably low compared to historic norms, but were higher than the extraordinarily low level we experienced in 2004. The strong improvement in net loss ratio excluding catastrophe losses is evidence of our continuing effort to shape our business mix to emphasize growth and profitability in underserved markets that are less vulnerable to broad market competition. We believe this strategy will continue to produce favorable and increasing returns on equity for our investors in the coming quarters."

Financial Overview and Highlights

Highlights of Republic's condensed consolidated financial information for the second quarter and for the first six months of 2005 and 2004 are as follows:
Condensed Consolidated Second Quarter and First Six Months Highlights ($ in millions)	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
Gross written premiums	$124.1	$123.0	$237.7	$232.2
Net written premiums	68.5	62.6	130.2	118.1
Net insurance premiums earned	62.2	56.0	122.3	113.4
Net investment income	2.7	2.1	5.0	4.0
Total revenues earned	66.2	59.2	129.7	120.3
Net income (loss)	$2.9	$2.8	$10.3	$9.5

Net ex-catastrophe loss ratio	49.7%	60.2%	48.8%	59.1%
Net catastrophe loss ratio	10.3%	7.4%	6.0%	5.8%
Net expense ratio	40.1%	31.0%	38.9%	29.7%
Net combined ratio	100.1%	98.6%	93.7%	94.6%

Condensed Consolidated Highlights ($ in millions)	As of June 30, 2005	As of June 30, 2004
Total assets	$763.8	$713.7
Shareholders' Equity (GAAP)	159.7	154.1
Return on average equity (GAAP)	12.1%	12.0%
Statutory surplus of principal insurance company	$164.2	$141.6

Contributions by business segment for the second quarter and year-to-date through June 2005 and 2004 can be summarized as follows:
Condensed First Six Months Highlights by Segment ($ in millions)	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
Gross written Premium
Independent Agents -- Personal Lines	$35.6	$33.5	$67.3	$66.2
Independent Agents -- Commercial Lines	21.0	17.6	40.9	31.7
Program Management	32.3	42.1	61.8	79.6
Insurance Services and Corporate	35.2	29.8	67.7	54.7
Consolidated	$124.1	$123.0	$237.7	$232.2

Net Income
Independent Agents -- Personal Lines	$0.2	$1.0	$6.7	$4.5
Independent Agents -- Commercial Lines	0.7	(0.5)	0.6	0.1
Program Management	1.3	1.6	1.7	3.0
Insurance Services and Corporate	0.7	0.7	1.3	1.9
Consolidated	$2.9	$2.8	$10.3	$9.5

Net Combined Ratio (GAAP)
Independent Agents -- Personal Lines	102.6%	98.0%	87.3%	92.1%
Independent Agents -- Commercial Lines	99.5%	109.1%	102.2%	103.6%
Program Management	93.8%	91.6%	98.7%	92.1%
Consolidated	100.1%	98.6%	93.7%	94.6%

Second Quarter Highlights

In the second quarter, the gross written premiums generated in our Independent Agents -- Personal Lines Segment were up 6.2% over prior year, led by a strong start for our low-value dwelling initiative that more than offset a planned reduction in the presently highly competitive market for non-standard auto business in Texas. Our Independent Agents -- Commercial Lines Segment produced strong growth, up 19.6%, largely driven by new business in our target markets replacing purposeful non-renewals in certain classes in 2004.

While severe weather-related, or catastrophe, losses (including from thunderstorms, hailstorms, windstorms, tornadoes, hurricanes and lightning) can occur in any calendar quarter, the second quarter historically has experienced the highest frequency of such losses. Catastrophe losses for the first half of 2005 were relatively modest on a gross basis, and were well contained through reinsurance, such that net catastrophe losses for the second quarter were 19.0% for our Independent Agents -- Personal Lines Segment and 2.1% for our Independent Agents -- Commercial Lines Segment.

Excluding the net "catastrophe" loss ratios, the 2005 second quarter net combined ratios were substantially improved when compared to the 2004 second quarter, reflecting the continuing implementation of our redefined operating strategy and a resulting improvement in business mix.

Second quarter gross written premiums for our Program Management Segment were 23.3% lower than in 2004, primarily reflecting the planned run-off of two programs that were terminated by Republic in 2004. Partially offsetting this decline was a new program offering "non-subscriber products" (unique products for employers who have opted out of the Texas workers' compensation system) and increased retention on a long-standing, profitable commercial auto/small casualty program. This segment of our business continued to produce a solid net combined ratio of 93.8% for the second quarter.

Republic's Insurance Services and Corporate Segment produced an 18.2% increase in the quarterly gross written premiums, reflecting increased fees for fronting services provided to national carriers on specialty programs.

Investment income grew by 28.5% to $2.7 million for the second quarter, but continued to be constrained by historically low interest rates.

First Six Months Highlights

Improving combined ratios, excluding catastrophe weather losses, coupled with better than average weather patterns and higher net investment income primarily drove the 8.4% increase in consolidated net income for the first six months of 2005 over the same period in 2004.

Our Independent Agent Segments performed well in the first six months of 2005, producing growth in gross written premiums and net income and improving their combined ratios. The Program Management Segment also produced growth from continuing programs, largely offsetting the premium reduction caused by the termination of two unprofitable programs in 2004.

The consolidated net combined ratio for the first six months was 93.7%, an improvement when compared to 2004 results and ahead of our year-to-date plan.

2005 Guidance

We believe our focus on underserved, target markets continues to provide opportunities for profitable growth that are relatively protected from competitive offerings in a generally softening market climate. The continued implementation of our business strategy should provide the opportunity for double digit percentage growth in net written premium for the balance of 2005 and high single digit percentage net written premium growth through 2006. Assuming weather patterns remain broadly consistent with prior years' experience, our net combined ratios should continue to improve throughout the remainder of the year. For the full year 2005, we continue to anticipate producing a return on average equity that is in the range of 13% to 15%.

Investors are advised to read the precautionary statement regarding forward-looking information included at the end of this press release.

Conference Call

The Company will conduct a teleconference call to discuss information included in this news release and related matters at 8:00 a.m. CDT on Wednesday August 24, 2005. Investors may access the call telephonically by dialing (888) 873-4896 with pass code 33845095. International callers may access the call by dialing (617) 213-8850. The conference call will be available for replay through August 31, 2005 by dialing (888) 286-8010 (617-801-6888 for international) with the pass code 25574144. Additional information is available on our website at www.RepublicGroup.com.

Quiet Period

The Company observes a quiet period and will not comment on financial results or expectations during quiet periods. The quiet period for the third quarter will start September 15, 2005 and will extend through the time of the earnings conference call tentatively scheduled for October 26, 2005.

About Republic

Republic Companies Group, Inc. is a holding company of a group of insurance companies and related entities that provide personal and commercial property and casualty insurance products to individuals and small to medium-size businesses primarily in Texas, Louisiana, Oklahoma and New Mexico. Our focus on this large and fast-growing region helps us identify profitable underserved niche opportunities primarily in rural and small to medium-sized metropolitan areas. We have written insurance in Texas consistently throughout our entire 101-year history and have developed a deep market knowledge and a loyal network of independent agents and a select group of managing general agents who provide us access to what we believe are among the most profitable markets. We are rated A- (Excellent) by A.M. Best Company, Inc. with a stable outlook. We completed our Initial Public Offering in early August, 2005.

Precautionary Statement Regarding Forward-Looking Information

Some of the statements in this press release may include forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance. These forward-looking statements, which may apply to us specifically or the insurance industry in general, are made pursuant to the safe harbor provisions of the PSLRA and include estimates and assumptions related to economic, competitive, regulatory, judicial, legislative and other developments. Statements that include the words "expect", "intend", "plan", "believe", "project", "estimate", "may", "should", "anticipate", "will" and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to the following:

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greater frequency or severity of claims and loss activity than our underwriting, reserving or investment practices anticipate based on historical experience or industry data, including activity resulting from natural or man-made catastrophic events or severe weather;

-	changes in general economic conditions, including inflation and other factors;
-	failure to adequately price our insurance policies and create sufficient reserves;
-	industry developments that centralize and commoditize insurance products to the detriment of agency distribution models;
-	lack of acceptance of our products and services, including new products and services;
-	decreased demand for our insurance -products;
-	difficulty in expanding our book of business;
-	changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all;
-	the creditworthiness of our reinsurers or of the insurers for whom we provide fronting services;
-	the occurrence of one or more catastrophic events or a series of severe weather events in the concentrated geographic area where we focus our insurance underwriting;
-	loss of independent insurance agents to distribute our products;
-	failure of one or more of our MGAs to appropriately underwrite our products or administer claims;
-	inability to maintain our business relationship with our largest producing MGA;
-	loss of the services of any of our executive officers, underwriters or other key personnel;
-	decline of our A.M. Best Company, Inc. (A.M. Best) financial strength rating;
-	changes in rating agency policies or practices;
-	failure of any loss limitation method we employ;
-	changes in legal theories of liability under our insurance policies;
-	economic or regulatory developments in the State of Texas, or other states in which we operate, that adversely affect our financial condition and results of operations;
-	increased competition on the basis of pricing, capacity, coverage terms or other factors;
-	developments in the world's financial and capital markets that adversely affect the performance of our investments;
-	inability to obtain capital on acceptable terms;
-	changes in regulations, laws and accounting standards applicable to us or our subsidiaries, agents or customers;
-	increases in the amount of assessments we are required to pay;
-	the effect our holding company structure and regulatory constraints may have on our ongoing cash requirements and ability to pay dividends;
-	failure of our information technology systems;
-	the effects of future acquisitions on our business; and
-	difficulty in effecting a change of control of our company.

This list of factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the Securities and Exchange Commission (available at www.sec.gov). Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this press release with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Media and Investor Contact

Michael E. Ditto, Esq.

Vice President, General Counsel and Secretary

972 788 6100